SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   November 24, 2006

GREEN PLANET SOLUTIONS CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE	000-51877
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

777 East Atlantic Avenue C2 - 287
Delray Beach, FL 33483
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(561) 450-5428
(ISSUER TELEPHONE NUMBER)

4302, Inc.
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

On November 24, 2006 (the “Effective Date”), pursuant to the terms of a Stock Purchase Agreement, Herbert Schaffer purchased 100,000 shares of the issued and outstanding common stock of Green Planet Solutions Corporation (the “Company”) from Michael Raleigh, the sole officer, director and shareholder of the Company, for $30,000 in cash. The total of 100,000 shares represents all of the shares of outstanding common stock of the Company. Mr. Schaffer used his personal funds to purchase the shares of the Company. As part of the acquisition, and pursuant to the Stock Purchase Agreement, the following changes to the Company’s directors and officers have occurred:

o	As of November 24, 2006, -Herbert Schaffer was appointed to the Board of Directors of the Company.
o
Michael Raleigh then resigned as a member of the Company’s Board of Directors and as the Company’s President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board and Secretary, effective November 24, 2006.

o	Also as of November 24, 2006 Herbert Schaffer was appointed as the Company’s President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board and Secretary.

In connection with the change in control, the Company changed its executive offices to 777 East Atlantic Avenue C2 - 287, Delray Beach, FL 33483. The Company also changed its business to the following:

Green Planet Solutions Corporation was developed to acquire unique technologies used in the processing of fruit, vegetable, and other organic biomass with the intent of mining the valuable extracts for sale to applicable industries, while reducing or eliminating toxic pollutants to enhance the environment.

Organic matter such as crop biomass and residue when processed using the proprietary Green Planet Solutions using the proprietary Green Planet Solutions generates beneficial by-products that provide significant environmental benefits such as ethanol and biodiesel fuel, organic paper, nutriceutical products, cellulose products, and essential oils, as well as other valuable human consumable by-products. Prior to the introduction of the Green Planet processes, conventional methods of eliminating plant waste by-products involved burning or landfill dumping which are extremely harmful to the environment.

The company’s flagship technology involves a molecular separation procedure that processes dry ingredients, reduces the size of the material to 5-50 microns, separating the output by specific molecular weights, sorting into homogenous materials. By separating various components of agricultural materials (protein, starch, fiber, etc.) the technology offers versatility and economic gains for processors as well as back-end economic and environmental advantages.

The technology also has many possible applications for both organic and non-organic products such as sugar substitutes, pet litter, and orange peel oil for cleaning products and fragrances.

The Company will launch both a pineapple extraction process and a citrus extraction project. Each of these projects introduces distinct Green Planet Solutions technologies which effectively utilize the discarded portion of the pineapple and citrus products to efficiently extract valuable derivatives.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Michael Raleigh resigned as a member of the Company’s Board of Directors effective as of November 24, 2006. Michael Raleigh also resigned as the Company’s President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board and Secretary, effective November 24, 2006. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Herbert Schaffer was appointed as a member of the Company’s Board of Directors and as the Company’s President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board and Secretary, each as of November 24, 2006. Mr. Schaffer is 63 years old and brings more than 30 years of executive management experience to Green Planet Solutions Corporation. Mr. Schaffer previously worked for Price Waterhouse Coopers. He also operated his own accounting firm for 15 years. Before joining Green Planet Solutions, Mr. Schaffer was the Chief Financial Officer at World Telecommunications Company, a long distance service provider.

No transactions occurred in the last two years to which the Company was a party in which Mr. Schaffer had or is to have a direct or indirect material interest. Mr. Schaffer does not have an employment agreement with the Company.

 ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)	Financial Statements of Business Acquired.
Not applicable.

(b)	Pro Forma Financial Information
Not applicable.

(c)	Exhibits.

	2.1	Stock Purchase Agreement dated as of November 24, 2006 between Michael Raleigh and Herbert Schaffer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Green Planet Solutions Corporation

By:	/s/ Herbert Schaffer
Herbert Schaffer, President

Dated: November 28, 2006